UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2023

TriLinc Global Impact Fund, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-55432	36-4732802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Rosecrans Avenue, Suite 605 Manhattan Beach, CA		90266
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 997-0580

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Portfolio Update

As of July 31, 2023, TriLinc Global Impact Fund, LLC (“TGIF,” the “Company,” “we,” “our,” or “us”) had approximately $398.5 million in total financing commitments for business expansions and socioeconomic developments through its investment portfolio in Sub-Saharan Africa, Latin America, Southeast Asia, and Emerging Europe. The weighted average loan size of the portfolio is approximately $8 million, with a weighted average duration of 0.76 years. As of July 31, 2023, TGIF has funded approximately $1.2 billion in aggregate investments to 98 borrower companies, including $104.7 million in temporary investments. Of the aggregate investment amount, TGIF has received approximately $885.8 million in full aggregate transaction repayments (73.5% of total invested) from existing and exited trade finance, term loan, and temporary investment facilities. Regionally, excluding temporary investments, TGIF has funded $381.16 million to 34 borrower companies operating in 9 developing economies within Latin America, supporting 21,650 permanent employees; $505.23 million to 44 borrower companies operating in or trading with 21 developing economies within Sub-Saharan Africa, supporting 10,242 permanent employees; $189.24 million to 13 borrower companies operating in or trading with five developing economies within Southeast Asia, supporting 7,561 permanent employees; and $24.10 million to seven borrower companies in two countries within Emerging Europe, supporting 3,322 permanent employees.

Audit Update

As disclosed in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 27, 2023, we engaged KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm, effective June 26, 2023. The audit for the year ended December 31, 2022 is underway and we expect that we will be able to file our Annual Report on Form 10-K for the year ended December 31, 2022 by September 29, 2023.  KPMG will then review our quarterly financial statements for 2023, and we currently expect that our Quarterly Reports for the quarters ended March 31, 2023 and June 30, 2023, as well as for the quarter ending September 30, 2023, will be filed with the SEC on or before November 14, 2023.

We have not yet finalized our consolidated financial statements as of and for the year ended December 31, 2022, as of and for the quarter ended March 31, 2023, and as of and for the quarter ended June 30, 2023, and such financial statements are not currently available. Accordingly, our actual results remain subject to the finalization of our Annual or Quarterly Reports, including the review by management, our board of managers and the audit committee, and are still subject to audit or review by KPMG. Although our actual results will not be finalized until our Annual Report and Quarterly Reports have been filed, we have provided preliminary estimates of the net asset value (“NAV”) per unit for each of the quarters ended December 31, 2022, March 31, 2023 and June 30, 2023.  These estimates are subject to finalization as described above and the actual NAV per share as of each quarter-end is likely to differ when our Annual and Quarterly Reports are finalized and filed with the SEC.  As of the date of this Current Report, the preliminary estimated NAV per unit as of: (i) December 31, 2022 is $5.968 per unit, (ii) March 31, 2023 is $5.864 per unit and (iii) June 30, 2023 is $5.687 per unit.

Given that these are only preliminary estimates that are likely to change when our Annual and Quarterly Reports are finalized and filed with the SEC, a reader should not place undue reliance on these preliminary estimates of NAV per unit. The preliminary estimates included herein have been prepared by, and are the responsibility of, the Company’s management. These preliminary estimates have not been audited, reviewed or compiled by an independent registered public accounting firm. The preliminary estimates presented herein should not be considered a substitute for the information to be filed with the SEC in the Company’s Annual and Quarterly Reports, once they become available.

Forward-Looking Statements

This filing contains forward-looking statements (including, without limitation, statements concerning the filing of the Annual and Quarterly Reports and the preliminary estimate of NAV per unit to be reported therein) that are based on the Company's current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, the future operating performance of the borrowers under the loans and facilities that the Company has made and invested in and those risks set forth in the Company's filings with the SEC. Although these forward-looking statements reflect management's beliefs as to future events, actual events could differ materially from those expressed or implied in these forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this filing, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILINC GLOBAL IMPACT FUND, LLC

September 7, 2023	By:	/s/ Gloria S. Nelund
	Name:	Gloria S. Nelund
	Title:	Chief Executive Officer